FIFTH AMENDMENT AND WAIVER dated as of September 23, 1997 to the Revolving Credit Loan Agreement dated January 31, 1995, as amended by the FIRST AMENDMENT dated as of August 3, 1995, the SECOND AMENDMENT AND WAIVER dated as of November 10, 1995, and AMENDMENT OF REVOLVING CREDIT LOAN AGREEMENT dated December 27, 1995 and the FOURTH AMENDMENT AND WAIVER dated as of May 2, 1997 (the "Loan Agreement") among TII INTERNATIONAL, INC., a Delaware corporation with offices located at 1385 Akron Street Copiague, New York 11726 (the "Borrower"), TII INDUSTRIES, INC., a Delaware corporation with offices at 1385 Akron Street Copiague, New York 11726 ("Industries") and THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), a New York State banking corporation with offices at 395 North Service Road, Suite 302, Melville, New York 11747 (the "Bank") and to the Master Lease Purchase Agreement Number 00009 dated January 12, 1996, as amended by a letter dated February 1, 1996 (collectively, the "Lease Agreement") by and between the Borrower and CHASE EQUIPMENT LEASING, INC. (formerly known as ChemLease Worldwide, Inc.) ("Leasing"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

WHEREAS, the Lease Agreement provides that the financial covenants contained in any credit facility provided by the Bank to the Borrower shall apply to the Lease Agreement as continuing covenants; and

WHEREAS, the Borrower and Industries have requested and the Bank and Leasing have each agreed, subject to the terms and conditions of this FIFTH AMENDMENT AND WAIVER, to amend and waive compliance with certain provisions of the Loan Agreement and the Lease Agreement (by incorporation) to reflect the requests made by the Borrower to the Bank and Leasing in the manner hereafter set forth;

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Waiver of Article VII. Negative Covenants. Section 7.09. Capital Expenditures.

          Compliance with Section 7.09 of the Loan Agreement is hereby waived for the fiscal year ended June 30, 1997 to permit the Borrower to incur consolidated capital expenditures in excess of $3,500,000, provided, however, that consolidated capital expenditures did not exceed $4,850,000 for the fiscal year ended June 27, 1997.

     2. Waiver of Article VII. Negative Covenants. Section 7.13. Tangible Net Worth.

          Compliance with Section 7.13 of the Loan Agreement, as amended by the Amendment of Revolving Credit Loan Agreement dated December 27, 1995, is hereby waived for the fiscal year ended June 27, 1997 to permit the Consolidated Tangible Net Worth of Industries and its Subsidiaries to fall below $34,000,000, provided, however, that Consolidated Tangible Net Worth did not fall below $31,700,000 for such fiscal year end.

     3. Amendment to Article VII. Negative Covenants. Section 7.13. Tangible Net Worth.

          Section 7.13 of the Loan Agreement, as amended by the Amendment of Revolving Credit Loan Agreement dated December 27, 1995, is hereby further amended by replacing the Periods and Amounts therein with the following:

                   "Period                           Amount

                   6/27/97 - 6/25/98                 $31,200,000
                   6/26/98 - 6/24/99                 $33,700,000

          and for each comparable fiscal period thereafter commencing with the fiscal year ending 6/25/99 through the day before the following fiscal year end date, the sum of the prior year's required Consolidated Tangible Net Worth plus $2,000,000."

     4. Waiver of Article VII. Negative Covenants. Section 7.16. Consolidated Net Loss.

          Compliance with Section 7.16 of the Loan Agreement is hereby waived to permit the Borrower to incur a Consolidated Net Loss for the Fiscal Quarters ended March 28, 1997 and June 27, 1997, provided, however, that such losses did not exceed $2,326,000 and $200,000 for the respective fiscal periods.

     5. Waiver of Article VII. Negative Covenants. Section 7.17. Debt Service Ratio.

          Compliance with Section 7.17 of the Loan Agreement is hereby waived for the Fiscal Quarter ended June 27, 1997 to permit the Debt Service Ratio to be less than 1.35 to 1.0, provided, however, that such ratio did not fall below 0.05 to 1.0 for such period.

     6. Waiver of Article VI. Affirmative Covenants. Section 6.01. Corporate Existence, Solvency, Properties, Etc.

          Compliance with Section 6.01 of the Loan Agreement is hereby waived to permit TII-Ditel, Inc. (formerly known as Ditel, Inc.) to be insolvent as of the Fiscal Year ended June 30, 1997.

          Compliance with Section 6.01 of the Loan Agreement is hereby further waived to permit the dissolution of TII Industries NC, Inc. and TII Electronics, Inc.

     7.   Amendment  to  Article  VI.  Affirmative   Covenants.   Section  6.01.
          Corporate Existence, Solvency, Properties, Etc.

          Section 6.01 of the Loan Agreement is hereby amended by deleting the phrase "and further provided that Ditel, Inc. may be insolvent from the Closing Date through January 31, 1996, at which time it must be solvent and continue to be solvent" and substituting therefor the following:

               "and further provided that TII-Ditel, Inc. may be insolvent from the Closing Date through July 1, 1998, at which time it must be solvent and continue to be solvent."

     8.   Amendment to Article VI. Affirmative Covenants.

          Article VI of the Loan Agreement is hereby amended by the addition of the following Section:

          "Section 6.15. TII-Ditel, Inc. Not later than 60 days from the date hereof, Industries shall provide the Bank with all of the capital stock of TII-Ditel, Inc. owned by Industries, (which shall constitute not less than 99.6% of the outstanding capital stock of TII-Ditel, Inc.), together with executed but undated stock powers, stock pledge agreement, legal opinion, and such other corporate documentation as shall be required by the Bank."

     9.   Waiver of Article VII. Negative Covenants. Section 7.01. Indebtedness.

          Compliance with Section 7.01 of the Loan Agreement is hereby waived to permit the Borrower to enter into a certain Master Lease Purchase Agreement dated January 12, 1996 by and between the Borrower and ChemLease Worldwide, Inc. (now known as Chase Equipment Leasing, Inc.).

     10.  Other Waivers - Loan Agreement.

          (a) Compliance with the Loan Agreement is hereby waived to permit the restatement of Industries' charter documents prior to the date hereof; and

          (b) Compliance with the Loan Agreement is hereby waived to permit the change of name of the corporation formerly known as Ditel, Inc. to TII-Ditel, Inc.

     11.  Waiver of Article VI. Affirmative Covenants. Section 6.11. Notices.

          Compliance with Section 6.11 of the Loan Agreement is hereby waived to permit the Borrower's failure to promptly notify the Bank of the occurrence of the breaches, defaults or Events of Default described in paragraphs 1 through 6 above.

     12.  Waivers - Lease Agreement.

          The Bank's waivers of compliance with the financial covenants described above granted in this FIFTH AMENDMENT AND WAIVER are hereby granted by Leasing with respect to the Borrower's compliance with the terms and provisions of the Lease Agreement.

This FIFTH AMENDMENT AND WAIVER shall be construed and enforced in accordance with the laws of the State of New York.

Except as expressly amended or waived hereby, the Loan Agreement and the Lease Agreement shall remain in full force and effect in accordance with the original terms thereof. This FIFTH AMENDMENT AND WAIVER herein contained is limited specifically to the matters set forth above and does not constitute directly or by implication a waiver or amendment of any other provision of the Loan Agreement or the Lease Agreement or any breach, default or Event of Default which may occur or may have occurred under the Loan Agreement or the Lease Agreement.

The Company and Industries hereby represent and warrant that, after giving effect to this FIFTH AMENDMENT AND WAIVER, no Event of Default or default exists under the Loan Agreement, the Lease Agreement or any other related documents.

This FIFTH AMENDMENT AND WAIVER may be executed in any number of counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one FIFTH AMENDMENT AND WAIVER. This FIFTH AMENDMENT AND WAIVER shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Bank and Leasing.

IN WITNESS WHEREOF, the Borrower, Industries, the Bank and Leasing have caused this FIFTH AMENDMENT AND WAIVER to be duly executed by their duly authorized officers all as of the day and year first above written.

TII INTERNATIONAL, INC.                       TII INDUSTRIES, INC.


By: /s/ Paul Sebetic                          By: /s/ Paul Sebetic
   --------------------------                    --------------------------
      Name: Paul Sebetic                             Name: Paul Sebetic
      Title: Vice President                          Title: Vice President



THE CHASE MANHATTAN BANK                      CHASE EQUIPMENT LEASING, INC.


By: /s/ Christopher Zimmerman                 By:
   --------------------------                    --------------------------
      Name: Christopher Zimmerman                    Name:
      Title: Vice President                          Title:

                                     CONSENT

The undersigned, as Guarantors of the obligations of TII International, Inc. hereby consent to the execution and delivery by TII International, Inc. and TII Industries, Inc. of this FIFTH AMENDMENT AND WAIVER and hereby confirm that they remain fully bound by the terms of the Joint and Several Guaranty of Payment dated January 31, 1995 to which they are a party.

TII INDUSTRIES, INC.                          TII CORPORATION


By: /s/ Paul Sebetic                          By: /s/ Paul Sebetic
   --------------------------                    --------------------------
      Name: Paul Sebetic                             Name: Paul Sebetic
      Title: Vice President                          Title: Vice President


TII-DITEL, INC.                               TELECOMMUNICATIONS
                                              INDUSTRIES, INC.


By: /s/ Paul Sebetic                          By: /s/ Paul Sebetic
   --------------------------                    --------------------------
      Name: Paul Sebetic                             Name: Paul Sebetic
      Title: Vice President                          Title: Vice President

                                              TII DOMINICANA, INC.


                                              By: /s/ Paul Sebetic
                                                 --------------------------
                                                     Name: Paul Sebetic
                                                     Title: Vice President